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                                                                       EXHIBIT 2



                    CLAY COUNTY SAVINGS AND LOAN ASSOCIATION

                                Liberty, Missouri



                               PLAN OF CONVERSION

                            FROM MUTUAL TO STOCK FORM

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                                Table of Contents
                                -----------------


1.     General ...........................................................................      1

2.     Definitions .......................................................................      1

3.     Steps Prior to Submission of Plan of Conversion to the Members For Approval .......      4

4.     Conversion Procedures and Member Approval .........................................      5

5.     Stock Offering ....................................................................      6

6.     Federal Stock Charter and Bylaws ..................................................     17

7.     Holding Company Certificate of Incorporation ......................................     17

8.     Directors of the Bank .............................................................     17

9.     Stock Benefit Plans ...............................................................     17

10.    Contributions to Tax-Qualified Employee Plans .....................................     17

11.    Securities Registration and Market Making .........................................     17

12.    Status of Deposit Accounts and Loans Subsequent to Conversion .....................     18

13.    Liquidation Account ...............................................................     18

14.    Restrictions on Acquisition of the Bank ...........................................     19

15.    Amendment or Termination of the Plan ..............................................     19

16.    Expenses of the Conversion ........................................................     20

17.    Tax Matters .......................................................................     20

18.    Extension of Credit for Purchase of Common Stock ..................................     20

Exhibits
--------

   A.  Federal Stock Charter of Clay County Savings Bank
   B.  Federal Stock Bylaws of Clay County Savings Bank
   C.  Certificate of Incorporation of CCSB Financial Corp.
   D.  Bylaws of CCSB Financial Corp.


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1.   General

     This Plan of Conversion provides for the conversion of Clay County Savings and Loan Association (the "Bank") from a federally chartered mutual savings and loan association to a federally chartered stock savings bank pursuant to the Rules and Regulations of the OTS. The Bank will adopt the name Clay County Savings Bank in connection with its conversion to stock form. As part of the Conversion, the plan provides for the concurrent formation of a holding company (the "Holding Company") that will own 100% of the common stock of the Bank. The Board of Directors has considered the alternatives available to the Bank with respect to its corporate structure, and has determined that a mutual-to-stock conversion as described in this Plan will be in the best interests of the Bank and its customers. Restructuring the Bank into the capital stock form of organization will increase its capital base and enhance the Bank's ability to expand its franchise and the range of products and services it offers. The stock form of organization also will enable the Bank to adopt stock benefit plans that will make the Bank more competitive in providing incentive compensation to management and employees. Stock ownership is viewed as an effective performance incentive and as a means of attracting, retaining and compensating management and other key personnel. The stock holding company form of organization also will offer the Bank greater organizational and operating flexibility, including the expanded powers available to holding companies under Federal law.

     The Plan provides that non-transferable subscription rights to purchase Conversion Stock will be offered first to Eligible Account Holders, then to the Bank's Tax-Qualified Employee Plans, then to Supplemental Eligible Account Holders, and then to Other Members. Concurrently with, at any time during, or promptly after the Subscription Offering, and on a lowest priority basis, an opportunity to subscribe may also be offered to the general public in a Community Offering with a preference given to natural persons who reside in the Bank's Local Community. The price of the Conversion Stock will be based upon an independent appraisal of the Bank and will reflect its estimated pro forma market value, as converted. No change will be made in the Board of Directors or management as a result of the Conversion.

2.   Definitions

     Acting in Concert: The term "acting in concert" means (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise; or
(iii) a person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any Tax-Qualified Employee Plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.

     Associate: The term "associate," when used to indicate a relationship with any Person, means (i) any corporation or organization (other than the Holding Company, the Bank or a majority-owned subsidiary of the Holding Company) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity

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securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of the Holding Company or the Bank or any subsidiary of the Holding Company; provided, however, that any Tax-Qualified or Non-Tax-Qualified Employee Plan shall not be deemed to be an associate of any director or officer of the Holding Company or the Bank, to the extent provided in Section 5 hereof.

     Bank: Clay County Savings and Loan Association, in its pre-Conversion mutual form, and Clay County Savings Bank, in its post-Conversion stock form, or such other name as the institution may adopt, as indicated by the context in which it is used.

     Community Offering: The offering to the general public of any unsubscribed shares, which may be effected as provided in Section 5 hereof. The Community Offering may include a Syndicated Community Offering managed by one or more investment banking firms.

     Conversion: The change of the Bank's charter and bylaws to a Federal stock charter and bylaws, the sale by the Holding Company of Conversion Stock, and the issuance and sale by the Bank of common stock to the Holding Company, all as provided for in this Plan.

     Conversion Stock: Shares of common stock that will be issued and sold by the Holding Company as a part of the Conversion; provided, however, that for purposes of calculating Subscription Rights and maximum purchase limitations under the Plan, references to the number of shares of Conversion Stock shall refer to the number of shares offered in the Subscription Offering.

     Deposit Account: Any savings account as defined in Section 561.42 of the Rules and Regulations of the OTS, withdrawable accounts, including certificates of deposit, and demand accounts in the Bank, which are defined in Section 561.16.

     Eligibility Record Date: The close of business on December 31, 2000.

     Eligible Account Holder: Any Person holding a Qualifying Deposit in the Bank on the Eligibility Record Date.

     Estimated Price Range: The range of the minimum and maximum aggregate values of the Conversion Stock determined by the Board of Directors of the Bank. The Estimated Price Range will be within the estimated pro forma market value of the Conversion Stock as determined by the Independent Appraiser prior to the Subscription Offering as updated from time to time thereafter.

     Exchange Act: The Securities Exchange Act of 1934, as amended.

     Holding Company: CCSB Financial Corp., a Delaware corporation, which upon completion of the Conversion will own all of the outstanding common stock of the Bank.

     Independent Appraiser: An appraiser retained by the Bank to prepare an appraisal of the pro forma market value of the Conversion Stock.

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     Local Community: Clay County, Missouri.

     Market Maker: A dealer (i.e., any Person who engages directly or indirectly as agent, broker or principal in the business of offering, buying, selling, or otherwise dealing or trading in securities issued by another Person) who, with respect to a particular security, (i) regularly publishes bona fide, competitive bid and offer quotations in a recognized inter-dealer quotation system, or furnishes bona fide competitive bid and offer quotations on request, and (ii) is ready, willing, and able to effect transactions in reasonable quantities at his quoted prices with other brokers or dealers.

     Member: Any Person or entity that qualifies as a member of the Bank pursuant to its charter and bylaws.

     Non-Tax-Qualified Employee Plan: Any defined benefit plan or defined contribution plan of the Bank or the Holding Company, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which with its related trust does not meet the requirements to be "qualified" under Section 401 of the Internal Revenue Code.

     Officer: An executive officer of the Holding Company or the Bank, including the Chairman of the Board, President, Executive Vice Presidents, Senior Vice Presidents in charge of principal business functions, Secretary and Treasurer.

     Order Form: Any form to be used in the Subscription Offering and in the Community Offering or the Syndicated Community Offering to purchase Conversion Stock.

     Other Member: Any person who is a Member of the Bank, other than an Eligible Account Holder, Tax-Qualified Employee Plan or Supplemental Eligible Account Holder, as of the Voting Record Date.

     OTS: The Office of Thrift Supervision, Department of the Treasury.

     Person: An individual, a corporation, a partnership, an association, a joint-stock company, a trust, any unincorporated organization, or a government or political subdivision thereof.

     Plan: This Plan of Conversion from a mutual to stock form, including any approved amendment as provided in this Plan.

     Public Offering: The offering for sale by the Underwriters to the general public of any shares of Conversion Stock not subscribed for in the Subscription Offering or the Community Offering.

     Purchase Price: The price per share, determined as provided in Section 5 of the Plan, at which the Conversion Stock will be sold in accordance with the terms hereof.

     Qualifying Deposit: The aggregate balance of each Deposit Account of $50 or more in the Bank of an Eligible Account Holder as of the Eligibility Record Date or of a Supplemental

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Eligible Account Holder as of the Supplemental Eligibility Record Date. Deposit
Accounts with balances of less than $50 shall not constitute a Qualifying
Deposit.

     SEC: Securities and Exchange Commission.

     Special Meeting: The Special Meeting of Members called for the purpose of considering and voting upon the Plan.

     Subscription Offering: The offering of shares of Conversion Stock for subscription and purchase pursuant to Section 5 of the Plan.

     Subscription Rights: Non-transferable, non-negotiable, personal rights of the Bank's Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible Account Holders, and Other Members, or trusts of any such persons including individual retirement accounts and Keogh accounts, to subscribe for shares of Conversion Stock in the Subscription Offering.

     Supplemental Eligibility Record Date: The close of business on the last day of the calendar quarter preceding approval of the Plan by the OTS.

     Supplemental Eligible Account Holder: Any person holding a Qualifying Deposit (other than an officer or director and their associates) on the Supplemental Eligibility Record Date.

     Syndicated Community Offering: The offering of Conversion Stock, following or concurrently with the Community Offering, through a syndicate of broker-dealers.

     Tax-Qualified Employee Plans: Any defined benefit plan or defined contribution plan of the Bank or the Holding Company, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which with its related trust meets the requirements to be "qualified" under Section 401 of the Internal Revenue Code.

     Underwriters: The investment banking firm or firms agreeing to purchase Conversion Stock in order to offer and sell such Conversion Stock in the Public Offering.

     Voting Record Date: The close of business on the date set by the Board of Directors in accordance with federal regulations for determining Members eligible to vote at the Special Meeting.

3.   Steps Prior to Submission of Plan of Conversion to the Members For Approval

     Prior to submission of the Plan of Conversion to Members for approval, the OTS must approve the Bank's Application for Approval of Conversion to convert to the federal stock form of organization. The following steps are required to be taken prior to such regulatory approval:

     A. The Plan must be approved by not less than a two-thirds vote of the Board of Directors.

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     B.   The Bank will notify Members of the adoption of the Plan by publishing a statement in a newspaper having a general circulation in each community in which the Bank maintains an office.

     C. Copies of the Plan adopted by the Board of Directors will be made available for inspection at each office of the Bank.

     D. The Bank will promptly cause an Application for Approval of Conversion on Form AC to be prepared and filed with the OTS, an Application on Form H-(e)1-S (or other applicable form) to be prepared and filed with the OTS and a Registration Statement on Form SB-2 (or other applicable form) to be prepared and filed with the SEC.

     E. The Bank shall notify its Members that it has filed the Application for Approval of Conversion by posting notice in each of its offices and by publishing notice in a newspaper having general circulation in each community in which the Bank maintains an office.

4.   Conversion Procedures and Member Approval

     Following approval of the Application for Approval of Conversion by the OTS, the Plan will be submitted to a vote of the Members at the Special Meeting. If the Plan is approved by Members holding a majority of the total number of votes entitled to be cast at the Special Meeting, the Bank will take all other necessary steps pursuant to applicable laws and regulations to convert to a federal stock savings bank as part of a concurrent holding company formation pursuant to the terms of the Plan.

     The Conversion Stock will be offered for sale in the Subscription Offering to Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible Account Holders and Other Members in the priorities set forth in Section 5.C of this Plan, prior to or within 45 days after the date of the Special Meeting. The Subscription Offering may begin as early as the mailing of the proxy statement for the Special Meeting. The Bank may, either concurrently with, at any time during, or promptly after the Subscription Offering, also offer the Conversion Stock to and accept orders from other Persons in a Community Offering with a preference given to natural persons residing in the Local Community; provided that the Bank's Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible Account Holders, and Other Members shall have the priority rights to subscribe for Conversion Stock set forth in Section 5 of this Plan. The Holding Company and the Bank may delay commencing the Subscription Offering beyond such 45-day period in the event there exists unforeseen material adverse market or financial conditions. If the Subscription Offering commences prior to the Special Meeting, subscriptions will be accepted subject to the approval of the Plan at the Special Meeting.

     The period for the Subscription Offering will be not less than 20 days nor more than 45 days and the period for the Community Offering will be not more than 45 days, unless extended by the Bank. If, upon completion of the Subscription Offering and any Community Offering, any shares of Conversion Stock remain available for sale, such shares will, if feasible, be offered for sale in a Syndicated Community Offering or sold to the Underwriters for resale to the general

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public in the Public Offering. If for any reason the Syndicated Community
Offering or Public Offering of all shares not sold in the Subscription Offering and Community Offering cannot be effected, the Holding Company and the Bank will use their best efforts to obtain other purchasers, subject to OTS approval. Completion of the sale of all shares of Conversion Stock not sold in the Subscription Offering and Community Offering is required within 45 days after termination of the Subscription Offering, subject to extension of such 45-day period by the Holding Company and the Bank with the approval of the OTS. The Holding Company and the Bank may jointly seek one or more extensions of such 45-day period if necessary to complete the sale of all shares of Conversion Stock. In connection with such extensions, subscribers and other purchasers will be permitted to increase, decrease or rescind their subscriptions or purchase orders to the extent required by the OTS in approving the extensions. Completion of the sale of all shares of Conversion Stock is required within 24 months after the date of the Special Meeting. The Bank may elect to pay fees on a per share basis to brokers who assist Persons in determining to purchase Conversion Stock in the Community Offering and Syndicated Community Offering.

5.       Stock Offering

         A.    Total Number of Shares and Purchase Price of Conversion Stock

         The total number of shares of Conversion Stock to be issued and sold in the Conversion will be determined jointly by the Boards of Directors of the Holding Company and the Bank prior to the commencement of the Subscription Offering, subject to adjustment if necessitated by market or financial conditions prior to consummation of the Conversion. In particular, the total number of shares may be increased by up to 15% of the number of shares offered in the Subscription and Community Offering if the Estimated Price Range is increased subsequent to the commencement of the Subscription and Community Offering to reflect changes in market and financial conditions.

         All shares of Conversion Stock offered for sale in the Subscription Offering, Community Offering, Syndicated Community Offering or Public Offering will be sold at a uniform price per share referred to in this Plan as the Purchase Price. The aggregate price for which all shares of Conversion Stock will be sold will be based on an independent appraisal of the estimated total pro forma market value of the Holding Company and the Bank. The appraisal will be performed in accordance with OTS guidelines and will be made by an Independent Appraiser experienced in the area of thrift institution appraisals. The appraisal will include, among other things, an analysis of the historical and pro forma operating results and net worth of the Bank and a comparison of the Holding Company, the Bank and the Conversion Stock with comparable thrift institutions and holding companies and their respective outstanding capital stock.

         Prior to the commencement of the Subscription and Community Offerings, an Estimated Price Range will be established, which range will vary within 15% above to 15% below the midpoint of such range. The number of shares of Conversion Stock to be issued and the Purchase Price per share may be increased or decreased by the Bank. In the event that the aggregate Purchase Price of the Conversion Stock to be issued in the Conversion is below the minimum of the Estimated Price Range, or materially above the maximum of the Estimated Price Range, resolicitation of purchasers may be required provided that up to a 15% increase above the

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maximum of the Estimated Price Range will not be deemed material so as to require a resolicitation. Up to a 15% increase in the number of shares to be issued which is supported by an appropriate change in the estimated pro forma market value of the Bank or the Holding Company will not be deemed to be material so as to require a resolicitation of subscriptions. In the event that the aggregate Purchase Price of the Conversion Stock is below the minimum of the Estimated Price Range or in excess of 15% above the maximum of the Estimated Price Range, and a resolicitation is required, such resolicitation shall be effected in such manner and within such time as the Bank shall establish, with the approval of the OTS, if required. Based upon the independent appraisal, the Boards of Directors of the Holding Company and the Bank will jointly fix the Purchase Price. The Purchase Price for each share of Conversion Stock will be determined by dividing the estimated appraised aggregate pro forma market value of the Holding Company and the Bank, based on the independent appraisal, by the total number of shares of Conversion Stock to be issued and sold by the Holding Company upon Conversion. If, following completion of the Subscription Offering and any Community Offering or Syndicated Community Offering, a Public Offering is effected, the Purchase Price for each share of Conversion Stock in the Public Offering will be the same as the Purchase Price in the Subscription and Community Offering. The price paid by the Underwriters for each share of Conversion Stock will be the Purchase Price less a negotiated underwriting discount.

         Notwithstanding the foregoing, no sale of Conversion Stock may be consummated unless, prior to such consummation, the Independent Appraiser confirms to the Bank, the Holding Company and to the OTS that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the aggregate value of the Conversion Stock at the Purchase Price is incompatible with its estimate of the aggregate consolidated pro forma market value of the Holding Company and the Bank. If such confirmation is not received, the Bank may cancel the Subscription and Community Offerings and/or any Syndicated Community Offering or Public Offering, extend the Conversion, establish a new Estimated Price Range, extend, reopen or hold new Subscription, Community or Syndicated Community Offerings, or take such other action as the OTS may permit.

         B.   Purchase by the Holding Company of the Stock of the Bank

         Upon the consummation of the sale of all of the Conversion Stock, the Holding Company will purchase from the Bank all of the capital stock of the Bank to be issued by the Bank in the Conversion in exchange for the Conversion proceeds that are not permitted to be retained by the Holding Company.

         The Holding Company will apply to the OTS to retain up to 50% of the net proceeds of the Conversion. The Conversion proceeds will provide economic strength to the Holding Company and the Bank for the future in a highly competitive and regulated environment and would facilitate expansion through acquisitions, diversification into other related businesses and for other business and investment purposes, including the payment of dividends and future repurchases of Conversion Stock.

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         C.   Subscription Rights

         Non-transferable Subscription Rights to purchase shares will be issued without payment therefor to Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible Account Holders and Other Members, as set forth below.

                  1.  Preference Category No. 1:  Eligible Account Holders

                  Each Eligible Account Holder shall receive non-transferable
              Subscription Rights to subscribe for shares of Conversion Stock in an amount equal to the greater of $100,000, one-tenth of one percent (.10%) of the total offering of shares, or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be issued by a fraction, the numerator of which is the amount of the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders as of the Eligibility Record Date. If sufficient shares are not available, shares shall be allocated first to permit each subscribing Eligible Account Holder to purchase to the extent possible 100 shares, and thereafter among each subscribing Eligible Account Holder pro rata in the same proportion as his Qualifying Deposit bears to the total Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unsatisfied.

                  Non-transferable Subscription Rights to purchase Conversion
              Stock received by directors and Officers of the Bank and their Associates, based on their increased deposits in the Bank in the one-year period preceding the Eligibility Record Date, shall be subordinated to all other subscriptions involving the exercise of non-transferable Subscription Rights of Eligible Account Holders.

                  2.  Preference Category No. 2:  Tax-Qualified Employee Plans

                  Each Tax-Qualified Employee Plan shall be entitled to receive non-transferable Subscription Rights to purchase up to 10% of the shares of Conversion Stock, provided that singly or in the aggregate such plans (other than that portion of such plans which is self-directed) shall not purchase more than 10% of the shares of the Conversion Stock. Subscription Rights received pursuant to this Category shall be subordinated to all rights received by Eligible Account Holders to purchase shares pursuant to Category No. 1. Provided, however, that notwithstanding any other provision of this Plan to the contrary, the Tax-Qualified Employee Plans shall have a first priority Subscription Right to the extent that the total number of shares of Conversion Stock sold in the Conversion exceeds the maximum of the appraisal range as set forth in the subscription prospectus.

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                           3.  Preference Category No. 3: Supplemental Eligible
                               Account Holders

                           Each Supplemental Eligible Account Holder shall
                  receive non-transferable Subscription Rights to subscribe for shares of Conversion Stock in an amount equal to the greater of $100,000, one-tenth of one percent (.10%) of the total offering of shares, or 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock to be issued by a fraction, the numerator of which is the amount of the qualifying deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Supplemental Eligible Account Holders in the converting Bank, in each case on the Supplemental Eligibility Record Date.

                           Subscription Rights received pursuant to this
                  category shall be subordinated to all Subscription Rights received by Eligible Account Holders and Tax-Qualified Employee Plans pursuant to Category Nos. 1 and 2 above.

                           Any non-transferable Subscription Rights to purchase
                  shares received by an Eligible Account Holder in accordance with Category No. 1 shall reduce to the extent thereof the Subscription Rights to be distributed to such person pursuant to this Category.

                           In the event of an oversubscription for shares under
                  the provisions of this subparagraph, the shares available shall be allocated first to permit each subscribing Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his total allocation (including the number of shares, if any, allocated in accordance with Category No. 1) equal to 100 shares, and thereafter among each subscribing Supplemental Eligible Account Holder pro rata in the same proportion as his Qualifying Deposit bears to the total Qualifying Deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied.

                               4.  Preference Category No. 4:  Other Members

                           Each Other Member shall receive non-transferable
                  Subscription Rights to subscribe for shares of Conversion Stock remaining after satisfying the subscriptions provided for under Category Nos. 1 through 3 above, subject to the following conditions:

                           a. Each Other Member shall be entitled to subscribe for an amount of shares equal to the greater of $100,000, or one-tenth of one percent (.10%) of the total offering of shares, to the extent that Conversion Stock is available.

                           b. In the event of an oversubscription for shares under the provisions of this subparagraph, the shares available shall be allocated among the subscribing Other Members pro rata in the same proportion as his number of votes on the Voting Record Date bears to the total number of votes on the Voting Record Date of all subscribing Other Members on such date. Such number of votes shall be

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                  determined based on the Bank's mutual charter and bylaws in effect on the date of approval by members of this Plan of Conversion.

         D.       Community Offering, Syndicated Offering and Public Offering

                  1. Any shares of Conversion Stock not subscribed for in the Subscription Offering may be offered for sale in a Community Offering and/or a Syndicated Community Offering. This will involve an offering of all unsubscribed shares directly to the general public with a preference to those natural persons residing in the Local Community. Any Community Offering or a Syndicated Community Offering, shall be for a period of not more than 45 days unless extended by the Holding Company and the Bank, and shall commence concurrently with, during or promptly after the Subscription Offering. Each share of Conversion Stock will be offered for sale at the Purchase Price in the Community Offering or any Syndicated Community Offering. The Holding Company and the Bank may use an investment banking firm or firms on a best efforts basis to sell the unsubscribed shares in a Community Offering or Syndicated Community Offering. The Holding Company and the Bank may pay a commission or other fee to such investment banking firm or firms as to the shares sold by such firm or firms in the Subscription and Community Offerings or any Syndicated Community Offering, and may also reimburse such firm or firms for expenses incurred in connection with the sale. The Conversion Stock will be offered and sold in the Community Offering and any Syndicated Community Offering in accordance with OTS regulations, so as to achieve the widest distribution of the Conversion Stock. No person, by himself or herself, or with an Associate or group of Persons acting in concert, may subscribe for or purchase more than $100,000 of Conversion Stock offered in the Community Offering and any Syndicated Community Offering. Further, the Bank may limit total subscriptions under this Section 5.D.1 so as to assure that the number of shares available for the Public Offering may be up to a specified percentage of the number of shares of Conversion Stock.

                  In the event orders for Conversion Stock in the Community Offering or Syndicated Community Offering exceed the number of shares available for sale, shares may be allocated (to the extent shares remain available) first, to cover orders of natural persons residing in the Local Community, and thereafter, on a pro rata basis, to such persons based on the amount of their respective orders.

                  The Bank and the Holding Company, in their sole discretion, may reject orders, in whole or in part, received from any Person under this Section 5.D.

                  2. Any shares of Conversion Stock not sold in the Subscription Offering, the Community Offering or any Syndicated Community Offering, if any, shall then be sold to the Underwriters for resale to the general public in the Public Offering. It is expected that the Public Offering will commence as soon as practicable after termination of the Subscription Offering and any Community Offering or Syndicated Community Offering. The Public Offering shall be completed within 45 days after the termination of the Subscription Offering, unless such period is extended as provided in Section 5 hereof. Each share of Conversion Stock will be offered for sale in the Public Offering at the

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         Purchase Price less any underwriting discount as provided in Section
         5.A hereof, and set forth in the underwriting agreement between the Holding Company, the Bank and the Underwriters. Such underwriting agreement shall be filed with the OTS and the SEC.

                  3. If for any reason a Public Offering of unsubscribed shares of Conversion Stock cannot be effected and any shares remain unsold after the Subscription Offering and any Community Offering/Syndicated Community Offering, the Boards of Directors of the Holding Company and the Bank will seek to make other arrangements for the sale of the remaining shares. Such other arrangements will be subject to the approval of the OTS and to compliance with applicable securities laws.

         E.       Additional Limitations Upon Purchases of Shares of Conversion
                  Stock

         The following additional limitations shall be imposed on all purchases of Conversion Stock in the Conversion:

                  1. The maximum purchase of Conversion Stock in the subscription offering by any person or group of persons through a single account is $100,000. No Person, by himself or herself, or with an Associate or group of Persons acting in concert, may purchase more than $300,000 of Conversion Stock, except for the Tax-Qualified Employee Plans which may subscribe for up to 10% of the Conversion Stock issued in the Conversion. For purposes of this paragraph, an Associate of a Person does not include a Tax-Qualified or Non-Tax Qualified Employee Plan in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity. Moreover, for purposes of this paragraph, shares held by one or more Tax-Qualified or Non-Tax Qualified Employee Plans attributed to a Person shall not be aggregated with shares purchased directly by or otherwise attributable to that Person.

                  2. Directors and Officers and their Associates may not purchase in all categories in the Conversion an aggregate of more than 34% of the Conversion Stock. For purposes of this paragraph, an Associate of a Person does not include any Tax-Qualified Employee Plan. Moreover, any shares attributable to the Officers and directors and their Associates but held by one or more Tax-Qualified Employee Plans, shall not be included in calculating the number of shares which may be purchased under the limitation in this paragraph.

                  3. The minimum number of shares of Conversion Stock that may be purchased by any Person in the Conversion is 25 shares, provided sufficient shares are available.

                  4. The Boards of Directors of the Holding Company and the Bank may, in their sole discretion, increase the maximum purchase limitation referred to in subparagraph 1 above up to 9.99%, provided that orders for shares exceeding 5% of the shares being offered in the Subscription Offering shall not exceed, in the aggregate, 10% of the shares being offered in the Subscription Offering. Requests to purchase additional shares of Conversion Stock under this provision will be allocated by the Boards of

         Directors on a pro rata basis giving priority in accordance with the priority rights set forth in this Section 5.

         Depending upon market and financial conditions, the Boards of Directors of the Holding Company and the Bank, with the approval of the OTS and without further approval of the Members, may increase or decrease any of the above purchase limitations.

         For purposes of this Section 5, the directors of the Holding Company and the Bank shall not be deemed to be Associates or a group acting in concert solely as a result of their serving in such capacities.

         Each Person purchasing Conversion Stock in the Conversion shall be deemed to confirm that such purchase does not conflict with the above purchase limitations.

         F.       Restrictions and Other Characteristics of Conversion Stock
                  Being Sold

                  1. Transferability. Shares purchased by directors or Officers may not be sold or otherwise disposed of for value for a period of one year from the date of Conversion, except for any disposition of such shares (i) following the death of the original purchaser, or (ii) resulting from an exchange of securities in a merger or acquisition approved by the applicable regulatory authorities. Any transfers that could result in a change of control of the Bank or the Holding Company or result in the ownership by any Person or group acting in concert of more than 10% of any class of the Bank's or the Holding Company's equity securities are subject to the prior approval of the OTS.

                  The certificates representing shares of Conversion Stock issued to directors and Officers shall bear a legend giving appropriate notice of the one-year holding period restriction. Appropriate instructions shall be given to the transfer agent for such stock with respect to the applicable restrictions relating to the transfer of restricted stock. Any shares of common stock of the Holding Company subsequently issued as a stock dividend, stock split, or otherwise, with respect to any such restricted stock, shall be subject to the same holding period restrictions for Holding Company or Bank directors and Officers as may be then applicable to such restricted stock.

                  No director or Officer of the Holding Company or of the Bank, or Associate of such a director or Officer, shall purchase any outstanding shares of capital stock of the Holding Company for a period of three years following the Conversion without the prior written approval of the OTS, except through a broker or dealer registered with the SEC or in a "negotiated transaction" involving more than one percent of the then-outstanding shares of common stock of the Holding Company. As used herein, the term "negotiated transaction" means a transaction in which the securities are offered and the terms and arrangements relating to any sale are arrived at through direct communications between the seller or any Person acting on its behalf and the purchaser or his investment representative. The term "investment representative" shall mean a professional investment advisor acting as agent for the purchaser and independent of the seller and not acting on behalf of the seller in connection with the transaction.

                  2. Stock Repurchase and Dividend Rights. Section 563b.3(g)(3) of the Rules and Regulations of the OTS prohibits the Holding Company from repurchasing its capital stock within one year following the Conversion, except that open market stock repurchases of up to 5% of its outstanding capital stock may be permitted if extraordinary circumstances exist. The Holding Company must establish, to the satisfaction of the OTS, compelling and valid business purpose for any repurchases within one year of the Conversion, and provide notice to the OTS at least 10 days prior to the commencement of a repurchase program. The OTS will not object to a repurchase program if (i) it does not adversely affect the Bank's financial condition, (ii) the Bank demonstrates extraordinary circumstances and a compelling and valid business purpose for the repurchase program consistent with the Bank's business plan, and (iii) the repurchase program is not contrary to other applicable regulations. The foregoing stock repurchase restrictions also shall not apply to an offer to repurchase the Holding Company's capital stock on a pro rata basis made to all holders of capital stock of the Holding Company. Any such offer shall be subject to the prior non-objection of the OTS. A repurchase of qualifying shares of a director also shall not be deemed to be a repurchase for purposes of this Section 5.F.2.

                  OTS regulations also provide that the Bank may not declare or pay a cash dividend on or repurchase any of its stock (i) if the result thereof would be to reduce the regulatory capital of the Bank below the amount required for the liquidation account to be established pursuant to Section 13 hereof, and (ii) except in compliance with requirements of Section 563.134 of the Rules and Regulations of the OTS.

                  3. Voting Rights. After Conversion, holders of deposit accounts will not have voting rights in the Bank or the Holding Company. Exclusive voting rights as to the Bank will be vested in the Holding Company, as the sole stockholder of the Bank. Voting rights as to the Holding Company will be held exclusively by its stockholders.

         G.       Exercise of Subscription Rights; Order Forms

                  1. If the Subscription Offering occurs concurrently with the solicitation of proxies for the Special Meeting, the subscription prospectus and Order Form may be sent to each Eligible Account Holder, Tax-Qualified Employee Plan, Supplemental Eligible Account Holder, and Other Member, at their last known address as shown on the records of the Bank. However, the Bank may, and if the Subscription Offering commences after the Special Meeting the Bank shall, furnish a subscription prospectus and Order Form only to Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible Account Holders, and Other Members who have returned to the Bank by a specified date prior to the commencement of the Subscription Offering a post card or other written communication requesting a subscription prospectus and Order Form. In such event, the Bank shall provide a postage-paid post card for this purpose and make appropriate disclosure in its proxy statement for the solicitation of proxies to be voted at the Special Meeting and/or letter sent in lieu of the proxy statement to those Eligible Account Holders, Tax-Qualified Employee Plans or Supplemental Eligible Account Holders who are not Members on the Voting Record Date.

                  2. Each Order Form will be preceded or accompanied by a subscription prospectus describing the Holding Company and the Bank and the shares of Conversion Stock being offered for subscription, and containing all other information required by the OTS or the SEC or necessary to enable Persons to make informed investment decisions regarding the purchase of Conversion Stock.

                  3. The Order Forms (or accompanying instructions) used for the Subscription Offering and any Community/Syndicated Offering will contain, among other things, the following:

                           (i) A clear and intelligible explanation of the Subscription Rights granted under the Plan to Eligible Account Holders, Tax-Qualified Employee Plans, Supplemental Eligible Account Holders, and Other Members;

                           (ii) A specified expiration date by which Order Forms must be returned to and actually received by the Bank or its representative for purposes of exercising Subscription Rights, which date will be not less than 20 days after the Order Forms are mailed by the Bank;

                           (iii) The Purchase Price to be paid for each share subscribed for when the Order Form is returned;

                           (iv) A statement that 25 shares is the minimum number of shares of Conversion Stock that may be subscribed for under the Plan;

                           (v) A specifically designated blank space for indicating the number of shares being subscribed for;

                           (vi) A set of detailed instructions as to how to complete the Order Form including a statement as to the available alternative methods of payment for the shares being subscribed for;

                           (vii) Specifically designated blank spaces for dating and signing the Order Form;

                           (viii) An acknowledgment that the subscriber has
                  received the subscription prospectus;

                           (ix) A statement of the consequences of failing to properly complete and return the Order Form, including a statement that the Subscription Rights will expire on the expiration date specified on the Order Form unless such expiration date is extended by the Holding Company and the Bank, and that the Subscription Rights may be exercised only by delivering the Order Form, properly completed and executed, to the Bank or its representative by the expiration date, together with required payment of the Purchase Price for all shares of Conversion Stock subscribed for;

                           (x) A statement that the Subscription Rights are non-transferable and that all shares of Conversion Stock subscribed for upon exercise of Subscription Rights must be purchased on behalf of the Person exercising the Subscription Rights for his own account; and

                           (xi) A statement that, after receipt by the Bank or
                  its representative, an order may not be modified, withdrawn or canceled without the consent of the Bank.

         H.       Method of Payment

                  Full payment for all shares of Conversion Stock at the Purchase Price per share must accompany all completed Order Forms. Payment may be made in cash (if presented in Person), by check, or, if the subscriber has a Deposit Account in the Bank (including a certificate of deposit), the subscriber may authorize the Bank to charge the subscriber's account. Payment may not be made by wire transfer or any other electronic transfer of funds.

                  If a subscriber authorizes the Bank to charge his or her account, the funds will continue to earn interest, but may not be used by the subscriber until all Conversion Stock has been sold or the Plan is terminated, whichever is earlier. The Bank will allow subscribers to purchase shares by withdrawing funds from certificate accounts without the assessment of early withdrawal penalties. In the case of early withdrawal of only a portion of such account, the certificate evidencing such account shall be canceled if the remaining balance of the account is less than the applicable minimum balance requirement, in which event the remaining balance will earn interest at the passbook rate. This waiver of the early withdrawal penalty is applicable only to withdrawals made in connection with the purchase of Conversion Stock under the Plan. Interest will also be paid, at not less than the then-current passbook rate, on all orders paid in cash, by check or money order, from the date payment is received until consummation of the Conversion. Payments made in cash, by check or money order will be placed by the Bank in an escrow or other account established specifically for this purpose.

                  In the event part of an order is unfilled, the Bank will make an appropriate refund or cancel an appropriate portion of the related withdrawal authorization, after consummation of the Conversion. If for any reason the Conversion is not consummated, purchasers will have refunded to them all payments made and all withdrawal authorizations will be canceled in the case of subscription payments authorized from accounts at the Bank.

                  If any Tax-Qualified Employee Plans or Non-Tax-Qualified Employee Plans subscribe for shares during the Subscription Offering, such plans will not be required to pay for the shares subscribed for at the time they subscribe, but may pay for such shares of Conversion Stock subscribed for upon consummation of the Conversion. In the event that, after the completion of the Subscription Offering, the number of shares to be issued is increased above the maximum of the appraisal range included in the Prospectus, the Tax-Qualified and Non-Tax Qualified Employee Plans shall be entitled to increase their subscriptions by a percentage equal to the percentage increase in the number of shares to be issued above the maximum of the appraisal range, provided that such subscriptions shall continue to be subject to applicable purchase limits and stock allocation procedures.

         I.       Undelivered, Defective or Late Order Forms; Insufficient
         Payment

                  The Boards of Directors of the Holding Company and the Bank shall have the absolute right, in their sole discretion, to reject any Order Form, including but not limited to, any Order Forms which (i) are not delivered or are returned by the United States Postal Service (or the addressee cannot be located); (ii) are not received back by the Bank or its representative, or are received after the termination date specified thereon; (iii) are defectively completed or executed; (iv) are not accompanied by the total required payment for the shares of Conversion Stock subscribed for (including cases in which the subscribers' Deposit Accounts or certificate accounts are insufficient to cover the authorized withdrawal for the required payment); (v) are photocopies or facsimiles of the printed Order Forms mailed to each Person; or (vi) are submitted by or on behalf of a Person whose representations the Boards of Directors of the Holding Company and the Bank believe to be false or who they otherwise believe, either alone or acting in concert with others, is violating, evading or circumventing, or intends to violate, evade or circumvent, the terms and conditions of this Plan. In such event, the Subscription Rights of the Person to whom such rights have been granted will not be honored and will be treated as though such Person failed to return the completed Order Form within the time period specified therein. The Bank may, but will not be required to, waive any irregularity relating to any Order Form or require submission of corrected Order Forms or the remittance of full payment for subscribed shares by such date as the Bank may specify. The interpretation of the Holding Company and the Bank of the terms and conditions of this Plan and of the proper completion of the Order Form will be final, subject to the authority of the OTS.

         J.       Transfer of Subscription Rights Prohibited

                  Subscription Rights are nontransferable, and it is a violation of Federal law to either transfer or attempt to transfer Subscription Rights. Persons who transfer or attempt to transfer their Subscription Rights may be prosecuted and will risk forfeiture of such Subscription Rights.

         K.       Member in Non-Qualified States or in Foreign Countries

                  The Holding Company and the Bank will make reasonable efforts to comply with the securities laws of all states in the United States in which Persons entitled to subscribe for Conversion Stock pursuant to the Plan reside. However, no shares will be offered or sold under the Plan to any such Person who (1) resides in a foreign country or (2) resides in a state of the United States in which a small number of Persons otherwise eligible to subscribe for shares under the Plan reside or as to which the Holding Company and the Bank determine that compliance with the securities laws of such state would be impracticable for reasons of cost or otherwise, including, but not limited to, a requirement that the Holding Company or the Bank or any of their officers, directors or employees register, under the securities laws of such state, as a broker, dealer, salesman or agent. No payments will be made in lieu of the granting of Subscription Rights to any such Person.

6.       Federal Stock Charter and Bylaws

         A. As part of the Conversion, the Bank will take all appropriate steps to amend its charter to read in the form of federal stock savings bank charter as prescribed by the OTS. A copy of the proposed stock charter is attached as Exhibit A. By their approval of the Plan, the Members of the Bank will thereby approve and adopt such charter.

         B. The Bank will also take appropriate steps to amend its bylaws to read in the form prescribed by the OTS for a federal stock savings institution. A copy of the proposed federal stock bylaws is attached as Exhibit B.

         C. The effective date of the adoption of the Bank's federal stock charter and bylaws shall be the date of the issuance and sale of the Conversion Stock as specified by the OTS.

7.       Holding Company Certificate of Incorporation

            A copy of the proposed certificate of incorporation and bylaws of the Holding Company is attached as Exhibits C and D, respectively.

8.       Directors of the Bank

            Each Person serving as a member of the Board of Directors of the Bank at the time of the Conversion will thereupon become a director of the Bank after the Conversion.

9.       Stock Benefit Plans

         In order to provide an incentive for directors, Officers and employees of the Holding Company and its subsidiaries (including the Bank), the Board of Directors of the Holding Company intends to adopt, subject to shareholder approval, a stock option and incentive plan and a stock recognition and retention plan following completion of the Conversion. Such plans, however, may not be adopted earlier than six months after completion of the Conversion.

10.      Contributions to Tax-Qualified Employee Plans

         The Bank and the Holding Company may in their discretion make scheduled contributions to any Tax-Qualified Employee Plans, provided that any such contributions which are for the acquisition of Conversion Stock, or the repayment of debt incurred for such an acquisition, do not cause the Bank to fail to meet its regulatory capital requirements.

11.      Securities Registration and Market Making

         Promptly following the Conversion, the Holding Company will register its common stock with the SEC pursuant to the Exchange Act. In connection with the registration, the Holding

Company will undertake not to deregister such common stock, without the approval of the OTS, for a period of three years thereafter.

         The Holding Company shall use its best efforts to encourage and assist three or more Market Makers to establish and maintain a market for its common stock promptly following Conversion. The Holding Company will also use its best efforts to cause its common stock to be quoted on the Nasdaq System or to be listed on a national or regional securities exchange.

12.      Status of Deposit Accounts and Loans Subsequent to Conversion

         Each Deposit Account holder shall retain, without payment, a withdrawable Deposit Account or Accounts in the Bank, equal in amount to the withdrawable value of such account holder's Deposit Account or Accounts prior to the Conversion. All Deposit Accounts will continue to be insured by the Federal Deposit Insurance Corporation up to the applicable limits of insurance coverage, and shall be subject to the same terms and conditions (except as to voting and liquidation rights) as such Deposit Account in the Bank at the time of the Conversion. All loans shall retain the same status after Conversion as these loans had prior to Conversion.

13.      Liquidation Account

         For purposes of granting to Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain Deposit Accounts at the Bank a priority in the event of a complete liquidation of the Bank, the Bank will, at the time of Conversion, establish a liquidation account in an amount equal to the net worth of the Bank as shown on its latest statement of financial condition contained in the final offering circular used in connection with the Conversion. The creation and maintenance of the liquidation account will not operate to restrict the use or application of any of the regulatory capital accounts of the Bank; provided, however, that such regulatory capital accounts will not be voluntarily reduced below the required dollar amount of the liquidation account. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to the Deposit Account held, have a related inchoate interest in a portion of the liquidation account balance ("subaccount balance").

         The initial subaccount balance of a Deposit Account held by an Eligible Account Holder or Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the liquidation account by a fraction, the numerator of which is the amount of the Qualifying Deposit in the Deposit Account on the Eligibility Record Date or the Supplemental Eligibility Record Date and the denominator is the total amount of the Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders on such record dates in the Bank. Such initial subaccount balance shall not be increased, and it shall be subject to downward adjustment as provided below.

         If the deposit balance in any Deposit Account of an Eligible Account Holder or Supplemental Eligible Account Holder at the close of business on any annual closing date subsequent to the record date is less than the lesser of (i) the deposit balance in such Deposit Account at the close of business on any other annual closing date subsequent to the Eligibility Record Date or the Supplemental Eligibility Record Date or (ii) the amount of the Qualifying Deposit in such Deposit Account on the Eligibility Record Date or Supplemental Eligibility

Record Date, the subaccount balance shall be reduced in an amount proportionate to the reduction in such deposit balance. In the event of a downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related Deposit Account. If all funds in such Deposit Account are withdrawn, the related subaccount balance shall be reduced to zero.

         In the event of a complete liquidation of the Bank (and only in such event), each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidation distribution from the liquidation account in the amount of the then-current adjusted subaccount balances for Deposit Accounts then held before any liquidation distribution may be made to stockholders. No merger, consolidation, bulk purchase of assets with assumptions of Deposit Accounts and other liabilities, or similar transactions with another institution the accounts of which are insured by the Federal Deposit Insurance Corporation, shall be considered to be a complete liquidation. In such transactions, the liquidation account shall be assumed by the surviving institution.

14.      Restrictions on Acquisition of the Bank

         Regulations of the OTS limit acquisitions, and offers to acquire, direct or indirect beneficial ownership of more than 10% of any class of an equity security of the Bank or the Holding Company. In addition, consistent with the regulations of the OTS, the charter of the Bank shall provide that for a period of five years following completion of the Conversion: (i) no Person (i.e., no individual, group acting in concert, corporation, partnership, association, joint stock company, trust, or unincorporated organization or similar company, syndicate, or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution) shall directly or indirectly offer to acquire or acquire beneficial ownership of more than 10% of any class of the Bank's equity securities. Shares beneficially owned in violation of this charter provision shall not be counted as shares entitled to vote and shall not be voted by any Person or counted as voting shares in connection with any matter submitted to the shareholders for a vote. This limitation shall not apply to any offer to acquire or acquisition of beneficial ownership of more than 10% of the common stock of the Bank by a corporation whose ownership is or will be substantially the same as the ownership of the Bank, provided that the offer or acquisition is made more than one year following the date of completion of the Conversion; (ii) shareholders shall not be permitted to cumulate their votes for elections of directors; and (iii) special meetings of the shareholders relating to changes in control or amendment of the charter may only be called by the Board of Directors.

15.      Amendment or Termination of the Plan

         If necessary or desirable, the Plan may be amended at any time prior to submission of the Plan and proxy materials to the Members by a two-thirds vote of the respective Boards of Directors of the Holding Company and the Bank. After submission of the Plan and proxy materials to the Members, the Plan may be amended by a two-third vote of the respective Boards of Directors of the Holding Company and the Bank only with the concurrence of the OTS. Any amendments to the Plan made after approval by the Members with the concurrence of the OTS shall not necessitate further approval by the Members unless otherwise required.

         The Plan may be terminated by a two-third vote of the Bank's Board of Directors at any time prior to the Special Meeting of Members, and at any time following such Special Meeting with the concurrence of the OTS. In its discretion, the Board of Directors of the Bank may modify or terminate the Plan upon the order or with the approval of the OTS and without further approval by Members. The Plan shall terminate if the sale of all shares of Conversion Stock is not completed within 24 months of the date of the Special Meeting. A specific resolution approved by a majority of the Board of Directors of the Bank is required in order for the Bank to terminate the Plan prior to the end of such 24-month period.

16.      Expenses of the Conversion

         The Holding Company and the Bank shall use their best efforts to assure that expenses incurred by them in connection with the Conversion shall be reasonable.

17.      Tax Matters

         Consummation of the Conversion is expressly conditioned upon prior receipt of either a ruling of the United States Internal Revenue Service or an opinion of tax counsel or other tax advisor with respect to federal taxation, and either a ruling of the Missouri taxation authorities or an opinion of tax counsel or other tax advisor with respect to Missouri taxation, to the effect that consummation of the transactions contemplated herein will not be taxable to the Holding Company or the Bank.

18.      Extension of Credit for Purchase of Common Stock

         The Bank may not knowingly loan funds or otherwise extend credit to any Person to purchase in the Conversion shares of Conversion Stock.

Adopted on July 30, 2002.

                            CLAY COUNTY SAVINGS BANK

                              FEDERAL STOCK CHARTER

         Section 1. Corporate Title. The full corporate title of the savings bank is Clay County Savings Bank (the "Savings Bank").

         Section 2. Office. The home office shall be located in Clay County in the State of Missouri.

         Section 3. Duration. The duration of the Savings Bank is perpetual.

         Section 4. Purpose and Powers. The purpose of the Savings Bank is to pursue any or all of the lawful objectives of a Federal savings bank chartered under Section 5 of the Home Owners' Loan Act, 12 U.S.C. 1464, and to exercise all of the express, implied, and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Office of Thrift Supervision (the "Office").

         Section 5. Capital Stock. The total number of shares of all classes of the capital stock which the Savings Bank has authority to issue is 3,000,000 of which 2,500,000 shares shall be common stock, par value $.01 per share, and of which 500,000 shares shall be serial preferred stock. The shares may be issued from time to time as authorized by the board of directors without the approval of its stockholders except as otherwise provided in this Section 5 or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Savings Bank. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted to the Savings Bank), labor or services actually performed for the Savings Bank, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the board of directors of the Savings Bank, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of the Savings Bank which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for their issuance.

         Except for shares issuable in connection with the conversion of the Savings Bank from the mutual to the stock form of capitalization, no shares of capital stock (including shares issuable upon conversion, exchange, or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons of the Savings Bank other than as part of a general public offering or as qualifying shares to a director, unless their issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.

         Nothing contained in this Section 5 (or in any supplementary sections hereto) shall entitle the holders of any class or series of capital stock to vote as a separate class or series or to more than one vote per share. Provided, that this restriction on voting separately by class or series shall not apply:

                    (i) To any provision which would authorize the holders of preferred stock, voting as a class or series, to elect some members of the board of directors, less than a majority thereof, in the event of default in the payment of dividends on any class or series of preferred stock;

                    (ii) To any provision which would require the holders of preferred stock, voting as a class or series, to approve the merger or consolidation of the Savings Bank with another corporation or the sale, lease, or conveyance (other than by mortgage or pledge) of properties or business in exchange for securities of a corporation other than the Savings Bank if the preferred stock is exchanged for securities of such other corporation: Provided, that no provision may require such approval for transactions undertaken with the assistance or pursuant to the direction of the Office, the Federal Deposit Insurance Corporation, or the Resolution Trust Corporation;

                    (iii) To any amendment which would adversely change the specific terms of any class or series of capital stock as set forth in this Section 5 (or in any supplementary sections hereto), including any amendment which would create or enlarge any class or series ranking prior thereto in rights and preferences. An amendment which increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving savings association in a merger or consolidation for the Savings Bank, shall not be considered to be such an adverse change.

         A description of the different classes and series of the Savings Bank's capital stock and a statement of the designations, and the relative rights, preferences and limitations of the shares of each class of and series of capital stock are as follows:

         A. Common Stock. Except as provided in this Section 5 (or in any supplementary sections thereto) the holders of common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder. Shareholders shall not be permitted to cumulate their votes for the election of directors.

         Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to payment of dividends, the full amount of dividends and of sinking fund, retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends.

         In the event of any liquidation, dissolution, or winding up of the Savings Bank, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the Savings Bank available for distribution remaining after: (i) payment or provision for payment of the Savings Bank's debts and liabilities;
(ii) distributions or provision for distributions in settlement of its liquidation account; and (iii) distributions or provisions for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution, or winding up of the Savings Bank. Each share of common stock shall have the same rights as and be identical in all respects with all the other shares of common stock.

         B. Preferred Stock. The Savings Bank may provide in supplementary sections to its charter for one or more classes of preferred stock, which shall be separately identified. The shares of any class may be divided into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The terms of each series shall be set forth in a supplementary section to the charter. All shares of the same class shall be identical, except as to the following relative rights and preferences, as to which there may be variations between different series:

         (a) The distinctive serial designation and the number of shares constituting such series;

         (b) The dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s), the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;

         (c) The voting powers, full or limited, if any, of shares of such series;

         (d) Whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions of which, such shares may be redeemed;

         (e) The amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Savings Bank;

         (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

         (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the Savings Bank and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

         (h) The price or other consideration for which the shares of such series shall be issued; and

         (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

         Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

         The board of directors shall have authority to divide, by the adoption of supplementary charter sections, any authorized class of preferred stock into series and, within the limitations set forth in this section and the remainder of this charter, fix and determine the relative rights and preferences of the shares of any series so established.

         Prior to the issuance of any preferred shares of a series established by a supplementary charter section adopted by the board of directors, the Savings Bank shall file with the Secretary to the Office a dated copy of that supplementary section of this charter establishing and designating the series and fixing and determining the relative rights and preferences thereof.

         Section 6. Preemptive Rights. Holders of the capital stock of the Savings Bank shall not be entitled to preemptive rights with respect to any shares of the Savings Bank which may be issued.

         Section 7. Directors. The Savings Bank shall be under the direction of a board of directors. The authorized number of directors, as stated in the Savings Bank's bylaws, shall not be fewer than five nor more than 15.

         Section 8. Liquidation Account. Pursuant to the requirements of the Office of Thrift Supervision regulations (12 C.F.R. Subchapter D), the Savings Bank shall establish and maintain a liquidation account for the benefit of its savings account holders who had an account balance of at least $50.00 as of the close of business on either December 31, 2000 or September 30, 2002 ("Eligible Depositors"). In the event of a complete liquidation of the Savings Bank, it shall comply with such rules and regulations with respect to the amount and the priorities on liquidation of each of the Savings Bank's Eligible Depositors' inchoate interest in the liquidation account, to the extent it is still in existence. An Eligible Depositor's inchoate interest in the liquidation account shall not entitle such Eligible Depositor to any voting rights at meetings of the Savings Bank's stockholders.

         Section 9. Certain Provisions Applicable for Five Years.
Notwithstanding anything contained in the Savings Bank's charter or bylaws to the contrary, for a period of five years from the date of completion of the conversion of the Savings Bank from a federal mutual savings association to a federal stock savings bank, the following provision shall apply:

         Beneficial Ownership Limitation. No person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of an equity security of the Savings Bank. This limitation shall not apply to a transaction in which the savings bank forms a holding company without change in the respective beneficial ownership interests of its shareholders other than pursuant to the exercise of any dissenter and appraisal rights, the purchase of shares by underwriters in connection with a public offering, or the purchase of shares by a tax-qualified employee stock benefit plan which is exempt from the approval requirements under (S) 574.3(c)(1)(vi) of the Office's regulations.

         In the event shares are acquired in violation of this Section 9, all shares beneficially owned by any person in excess of 10% shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the shareholders for a vote.

         For purposes of this Section 9, the following definitions apply:

         (1) The term "person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the Savings Bank.

         (2) The term "offer" includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value.

         (3) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

         (4) The term "acting in concert" means (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangements, whether written or otherwise.

         Section 10. Amendment of Charter. Except as provided in Section 5, no amendment, addition, alteration, change, or repeal of this charter shall be made, unless such is first proposed by the board of directors of the Savings Bank, then approved by the Office, which approval may be granted by the Office pursuant to regulations specifying preapproved charter amendments, and thereafter approved by the shareholders of a majority of the total votes eligible to be cast at a legal meeting. Any amendment, addition, alteration, change, or repeal so acted upon shall be effective upon filing with the Office in accordance with regulatory procedures on or such other date as the Office may specify in its approval.

CLAY COUNTY SAVINGS BANK

Attest: _____________________________       By: ________________________________
        _________________, Secretary            John R. Davis, President
                                                and Chief Executive Officer







Declared effective this _______ day of ___________________, 2002.


Office of Thrift Supervision


Attest: _____________________________       By: ________________________________
         Executive Secretary                    Director
         Office of Thrift Supervision           Office of Thrift Supervision

                            CLAY COUNTY SAVINGS BANK

                                     BYLAWS

                             ARTICLE I - Home Office

         The home office of Clay County Savings Bank (the "Savings Bank") shall be located in Clay County in the State of Missouri.

                            ARTICLE II - Shareholders

         Section 1. Place of Meetings. All annual and special meetings of shareholders shall be held at the home office of the Savings Bank or at such other place in the State of Missouri as the Board of Directors may determine.

         Section 2. Annual Meeting. A meeting of the shareholders of the Savings Bank for the election of directors and for the transaction of any other business of the Savings Bank shall be held annually within 150 days after the end of the Savings Bank's fiscal year, on the third Monday in January, if not a legal holiday, and if a legal holiday, then on the next day following which is not a legal holiday, at 3:00 p.m., or at such other date and time within such 150-day period as the Board of Directors may determine.

         Section 3. Special Meetings. Subject to the limitations set forth in
Section 8 of the Savings Bank's Charter, special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by the regulations of the Office of Thrift Supervision (the "Office"), may be called at any time by the chairman of the board, the president, or a majority of the Board of Directors, and shall be called by the chairman of the board, the president, or the secretary upon the written request of the holders of not less than one-tenth of all of the outstanding capital stock of the Savings Bank entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the home office of the Savings Bank addressed to the chairman of the board, the president, or the secretary.

         Section 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with rules adopted by the Board of Directors or in the absence of adoption by the Board of Directors, by the Chairman of the meeting, which rules shall be intended to assure fair and equitable treatment of shareholders, and made available for inspection by stockholders at the annual or special meeting unless otherwise prescribed by the Office or these bylaws. The Board of Directors shall designate, when present, either the chairman of the board or president to preside at such meetings.

         Section 5. Notice of Meetings. Written notice stating the place, date, and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 20 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, or the secretary, or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the Savings Bank as of the record date prescribed in Section 6 of this Article II with postage prepaid. When any shareholders meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

         Section 6. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60 days and, in case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment.

         Section 7. Voting List. At least 20 days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the Savings Bank shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file at the home office of the Savings Bank and shall be subject to inspection by any shareholder at any time during usual business hours for a period of 20 days prior to such meeting. Such list also shall be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

         In lieu of making the shareholder list available for inspection by shareholders as provided in the preceding paragraph, the Board of Directors may elect to follow the procedures described in ss. 552.6(d) of the Office's regulations as now or hereafter in effect.

         Section 8. Quorum. A majority of the outstanding shares of the Savings Bank entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum.

         Section 9. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the Board of Directors. No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest.

         Section 10. Voting of Shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, at any meeting of the shareholders of the Savings Bank, any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled in the absence of written directions to the Savings Bank to the contrary. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

         Section 11. Voting of Shares of Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Neither treasury shares of its own stock held by the Savings Bank nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Savings Bank, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

         Section 12. Cumulative Voting. Stockholders may not cumulate their votes for election of directors.

         Section 13. Inspectors of Election. In advance of any meeting of shareholders, the Board of Directors may appoint any person other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may or at the request of not fewer than 10 percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the chairman of the board or the president.

         Unless otherwise prescribed by regulations of the Office, the duties of such inspectors shall include: determining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

         Section 14. Nominating Committee. The Board of Directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Savings Bank. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the secretary of the Savings Bank at least five days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Savings Bank. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

         Section 15. New Business. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the secretary of the Savings Bank at least five days prior to the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting; but no other proposal shall be acted upon at the annual meeting. Any shareholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the secretary at least five days before the meeting, such proposal shall be laid over for action at an adjourned, special or annual meeting of the shareholders taking place 30 days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees; but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

         Section 16. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of shareholders, may be taken without a meeting if consent in writing, setting forth the action to be taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.

                        ARTICLE III - Board of Directors

         Section 1. General Powers. The business and affairs of the Savings Bank shall be under the direction of its Board of Directors. The Board of Directors shall annually elect a chairman of the board and a president from among its members and shall designate, when present, either the chairman of the board or the president to preside at its meetings.

         Section 2. Number and Term. The Board of Directors shall consist of seven (7) members and shall be divided into three classes as nearly equal in number as possible. The Board of Directors may within such limitation as is set forth in its charter set the number of directors. The members of each class shall be elected for a term of three years and until they resign, are removed, become disqualified or until their successors are elected and qualified. One class shall be elected annually by ballot.

         Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without notice other than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, within the Savings Bank's normal lending territory, for the holding of additional regular meetings without notice other than such resolution. Directors may participate in a meeting by means of a conference telephone or similar communication device through which all persons participating can hear each other at the same time. Participation by such means shall constitute presence in person for all purposes.

         Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the chairman of the board, the president, or one-third of the directors. The persons authorized to call special meetings of the Board of Directors may fix any place, within the Savings Bank's normal lending territory, as the place for holding any special meeting of the Board of Directors called by such persons.

         Members of the Board of Directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person and shall constitute attendance for the purpose of compensation pursuant to Section 11 of this Article.

         Section 5. Notice. Written notice of any special meeting shall be given to each director at least two days prior thereto when delivered personally or by telegram or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if sent by mail or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice of waiver of notice of such meeting.

         Section 6. Quorum. A majority of the number of directors fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article III.

         Section 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by regulation of the Office or by these bylaws.

         Section 8. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

         Section 9. Resignation. Any director may resign at any time by sending a written notice of such resignation to the home office of the Savings Bank addressed to the chairman of the board or the president. Unless otherwise specified, such resignation shall take effect upon receipt by the chairman of the board or the president. More than three consecutive absences from regular meetings of the Board of Directors, unless excused by resolution of the Board of Directors, shall automatically constitute a resignation, effective when such resignation is accepted by the Board of Directors.

         Section 10. Vacancies. Any vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected to serve until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

         Section 11. Compensation. Directors, as such, may receive a stated salary for their services. By resolution of the Board of Directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the Board of Directors. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the Board of Directors may determine.

         Section 12. Presumption of Assent. A director of the Savings Bank who is present at a meeting of the Board of Directors at which action on any Savings Bank matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Savings Bank within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

         Section 13. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any director may be removed for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. If less than the entire board is to be removed, no one of the directors may be removed if the votes cast against the removal would be sufficient to elect a director at an election of the class of directors of which such director is a part. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the charter or supplemental sections thereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

                   ARTICLE IV - Executive And Other Committees

         Section 1. Appointment. The Board of Directors, by resolution adopted by a majority of the full board, may designate the chief executive officer and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority shall not operate to relieve the Board of Directors, or any director, of any responsibility imposed by law or regulation.

         Section 2. Authority. The executive committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the Board of Directors with reference to: the declaration of dividends; the amendment of the charter or bylaws of the Savings Bank; recommending to the shareholders a plan of merger, consolidation, or conversion; the sale, lease, or other disposition of all or substantially all of the property and assets of the Savings Bank otherwise than in the usual and regular course of its business; a voluntary dissolution of the Savings Bank; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

         Section 3. Tenure. Subject to the provisions of Section 8 of this
Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the Board of Directors following his or her designation and until a successor is designated as a member of the executive committee.

         Section 4. Meetings. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one days notice stating the place, date, and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

         Section 5. Quorum. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

         Section 6. Action Without a Meeting. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

         Section 7. Vacancies. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full Board of Directors.

         Section 8. Resignations and Removal. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the Savings Bank. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

         Section 9. Procedure. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting held next after the proceedings shall have occurred.

         Section 10. Other Committees. The Board of Directors may by resolution establish an audit, loan, or other committee composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Savings Bank and may prescribe the duties, constitution, and procedures thereof.

                              ARTICLE V - Officers

         Section 1. Positions. The officers of the Savings Bank shall be a president, one or more vice presidents, a secretary, and a treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors also may designate the chairman of the board as an officer. The president shall be the chief executive officer, unless the Board of Directors designates the chairman of the board as chief executive officer. The president shall be a director of the Savings Bank. The offices of the secretary and treasurer may be held by the same person and a vice president also may be either the secretary or the treasurer. The Board of Directors may designate one or more vice presidents as executive vice president or senior vice president. The Board of Directors also may elect or authorize the appointment of such other officers as the business of the Savings Bank may require. The officers shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

         Section 2. Election and Term of Office. The officers of the Savings Bank shall be elected annually at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officers death, resignation, or removal in the manner hereinafter provided. Election or appointment of an officer, employee, or agent shall not of itself create contractual rights. The Board of Directors may authorize the Savings Bank to enter into an employment contract with any officer in accordance with regulations of the Office; but no such contract shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 3 of this Article V.

         Section 3. Removal. Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the Savings Bank will be served thereby, but such removal, other than for cause, shall be without prejudice to any contractual rights of the person so removed.

         Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

         Section 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the Board of Directors.

               ARTICLE VI - Contracts, Loans, Checks, and Deposits

         Section 1. Contracts. To the extent permitted by regulations of the Office, and except as otherwise prescribed by these bylaws with respect to certificates for shares, the Board of Directors may authorize any officer, employee or agent of the Savings Bank to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Savings Bank. Such authority may be general or confined to specific instances.

         Section 2. Loans. No loans shall be contracted on behalf of the Savings Bank and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

         Section 3. Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Savings Bank shall be signed by one or more officers, employees, or agents of the Savings Bank in such manner as shall from time to time be determined by the Board of Directors.

         Section 4. Deposits. All funds of the Savings Bank not otherwise employed shall be deposited from time to time to the credit of the Savings Bank in any duly authorized depositories as the Board of Directors may select.

            ARTICLE VII - Certificates for Shares and Their Transfer

         Section 1. Certificates for Shares. Certificates representing shares of capital stock of the Savings Bank shall be in such form as shall be determined by the Board of Directors and approved by the Office. Such certificates shall be signed by the chief executive officer or by any other officer of the Savings Bank authorized by the Board of Directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signature of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Savings Bank itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Savings Bank. All certificates surrendered to the Savings Bank for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and canceled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Savings Bank as the Board of Directors may prescribe.

         Section 2. Transfer of Shares. Transfer of shares of capital stock of the Savings Bank shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney authorized by a duly executed power of attorney and filed with the Savings Bank. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Savings Bank shall be deemed by the Savings Bank to be the owner for all purposes.

                    ARTICLE VIII - Fiscal Year; Annual Audit

         The fiscal year of the Savings Bank shall end on the last day of September of each year. The Savings Bank shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors. The appointment of such accountants shall be subject to annual ratification by the shareholders.

                             ARTICLE IX - Dividends

         Subject only to the terms of the Savings Bank's charter and the regulations and orders of the Office, the Board of Directors may, from time to time, declare, and the Savings Bank may pay, dividends on its outstanding shares of capital stock.

                           ARTICLE X - Corporate Seal

         The Board of Directors shall provide a corporate seal which shall be two concentric circles between which shall be the name of the Savings Bank. The year of incorporation or an emblem may appear in the center.

                             ARTICLE XI - Amendments

         These bylaws may be amended in a manner consistent with regulations of the Office at any time by a majority vote of the full Board of Directors or by a majority vote of the votes cast by the shareholders of the Savings Bank at any legal meeting.

                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                              CCSB FINANCIAL corp.

         FIRST: The name of the Corporation is CCSB Financial Corp. (hereinafter sometimes referred to as the "Corporation").

         SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at that address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is three million (3,000,000) consisting of:

              1. Five hundred thousand (500,000) shares of Preferred Stock, par value one cent ($.01) per share (the "Preferred Stock"); and

              2. Two million five hundred thousand (2,500,000) shares of Common Stock, par value one cent ($.01) per share (the "Common Stock").

         B. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

         C. 1. Notwithstanding any other provision of this Certificate of Incorporation, in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of ten percent (10%) of the then-outstanding shares of Common Stock (the "Limit"), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit. The number of votes which may be cast by any record owner by virtue of the provisions hereof in respect of Common Stock beneficially owned by such person beneficially owning shares in excess of the Limit shall be a number equal to the total number of votes which a single record owner of all Common Stock owned by such person would be entitled to cast (subject to the provisions of this Article FOURTH), multiplied by a fraction, the numerator of which is the number of shares of such class or series which are both beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of Common Stock beneficially owned by such person owning shares in excess of the Limit.

                  2. The following definitions shall apply to this Section C of this Article FOURTH:

                           (a) "Affiliate" shall have the meaning ascribed to it
                  in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date of filing of this Certificate of Incorporation.

                           (b) "Beneficial ownership" shall be determined
                  pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (or any successor rule or statutory provision), or if said Rule 13d-3 shall be rescinded and there shall be no successor rule or provision thereto, pursuant to said Rule 13d-3 as in effect on the date of filing of this Certificate of Incorporation; provided, however, that a person shall, in any event, also be deemed the "beneficial owner" of any Common Stock:

                               (1) which such person or any of its affiliates
                           beneficially owns, directly or indirectly; or

                               (2) which such person or any of its affiliates
                           has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such Affiliate is otherwise deemed the beneficial owner); or

                               (3) which is beneficially owned, directly or
                           indirectly, by any other person with which such first mentioned person or any of its Affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of this Corporation;

                  and provided further, however, that (1) no Director or Officer of this Corporation (or any Affiliate of any such Director or Officer) shall, solely by reason of any or all of such Directors or Officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any Common Stock beneficially owned by any other such Director or Officer (or any Affiliate thereof), and (2) neither any employee stock ownership or similar plan of this Corporation or any subsidiary of this Corporation, nor any trustee with respect thereto or any Affiliate of such trustee (solely by reason of such capacity of such trustee), shall be deemed, for any purposes hereof, to beneficially own any Common Stock held under any such plan. For purposes only of computing the percentage beneficial ownership of Common Stock of a person, the outstanding Common Stock shall include shares deemed owned by such person through application of this subsection but shall not include any other Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding Common Stock shall include only Common Stock then outstanding and shall not include any Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

                           (c) The "Limit" shall mean ten percent (10%) of the
                  then-outstanding shares of Common Stock.

                           (d) A "person" shall include an individual, firm, a
                  group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities or any other entity.

                  3. The Board of Directors shall have the power to construe and apply the provisions of this section and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to (i) the number of shares of Common Stock beneficially owned by any person, (ii) whether a person is an affiliate of another, (iii) whether a person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of beneficial ownership, (iv) the application of any other definition or operative provision of this section to the given facts, or (v) any other matter relating to the applicability or effect of this section.

                  4. The Board of Directors shall have the right to demand that any person who is reasonably believed to beneficially own Common Stock in excess of the Limit (or holds of record Common Stock beneficially owned by any person in excess of the Limit) supply the Corporation with complete information as to (i) the record owner(s) of all shares beneficially owned by such person who is reasonably believed to own shares in excess of the Limit, and (ii) any other factual matter relating to the applicability or effect of this section as may reasonably be requested of such person.

                  5. Except as otherwise provided by law or expressly provided in this Section C, the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast a majority of the votes (after giving effect, if required, to the provisions of this Section C) entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders, and every reference in this Certificate of Incorporation to a majority or other proportion of capital stock (or the holders thereof) for purposes of determining any quorum requirement or any requirement for stockholder consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock, after giving effect to this Section C.

                  6. Any constructions, applications, or determinations made by the Board of Directors pursuant to this section in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its stockholders.

                  7. In the event any provision (or portion thereof) of this Section C shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Section shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of this Corporation and its stockholders that each such remaining provision (or portion thereof ) of this Section C remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, including stockholders owning an amount of stock over the Limit, notwithstanding any such finding.

         FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Directors and stockholders:

         A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

         B. The Directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

         C. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

         D. Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board or as otherwise provided in the Bylaws. The term "Whole Board" shall mean the total number of authorized directorships (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

         SIXTH: A. The number of Directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the

Whole Board. The Directors shall be divided into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year after the first annual meeting of stockholders and the term of office of the third class to expire at the annual meeting of stockholders two years after the first annual meeting of stockholders with each Director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders following such initial classification and election, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election with each Director to hold office until his or her successor shall have been duly elected and qualified.

         B. Subject to the rights of holders of any series of Preferred Stock outstanding, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause, may be filled only by a majority vote of the Directors then in office, though less than a quorum, and Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

         C. Advance notice of stockholder nominations for the election of Directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

         D. Subject to the rights of holders of any series of Preferred Stock then outstanding, any Directors, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors (after giving effect to the provisions of Article FOURTH of this Certificate of Incorporation ("Article FOURTH")), voting together as a single class.

         SEVENTH: The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors (after giving effect to the provisions of Article FOURTH), voting together as a single class, shall be required to adopt, amend or repeal any provisions of the Bylaws of the Corporation.

         EIGHTH:   A. The Board of Directors of the Corporation, when evaluating any offer of another person to (A) make a tender or exchange offer for any equity security of the Corporation, (B) merge or consolidate the Corporation with another corporation or entity or (C) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, may, in connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its stockholders, give due consideration to all relevant factors, including, without limitation, those factors that Directors of any subsidiary of the Corporation may consider in evaluating any action that may result in a change or potential change in the control of the subsidiary, and the social and economic effect of acceptance of such offer: on the Corporation's present and future customers and employees and those of its subsidiaries; on the communities in which the Corporation and its subsidiaries operate or are located; on the ability of the Corporation to fulfill its corporate objective as a savings and loan holding company under applicable laws and regulations; and on the ability of its subsidiary savings association to fulfill the objectives of a stock form savings association under applicable statutes and regulations.

         B. For purposes of this Article EIGHTH, a "person" shall include an individual, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities or any other entity.

         C. For purposes of this Article EIGHTH, "subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation.

         NINTH:    A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         B. The right to indemnification conferred in Section A of this Article NINTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter and "advancement of expenses");

provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article NINTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

         C. If a claim under Section A or B of this Article NINTH is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In
(i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article NINTH or otherwise, shall be on the Corporation.

         D. The rights to indemnification and to the advancement of expenses conferred in this Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

         E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article NINTH with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

         TENTH:    A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

         ELEVENTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors (after giving effect to the provisions of Article FOURTH), voting together as a single class, shall be required to amend or repeal this Article ELEVENTH, Section C of Article FOURTH, Sections C or D of Article FIFTH, Article SIXTH, Article SEVENTH, or Article EIGHTH.

         TWELFTH: The name and mailing address of the sole incorporator are as follows:

        Name                                         Mailing Address
        ----                                         ---------------

        Robert Lipsher                               5335 Wisconsin Avenue, N.W.
                                                     Suite 400
                                                     Washington, D.C.  20015

        I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and accordingly, have hereto set my hand this 12th day of September, 2002.



                                          /s/ Robert Lipsher
                                          ----------------------
                                          Robert Lipsher
                                          Incorporator

                                                                     Exhibit 3.2

                                     BYLAWS
                                       OF
                              CCSB FINANCIAL CORP.

                            ARTICLE I - STOCKHOLDERS

     Section 1.     Annual Meeting.

     An annual meeting of the stockholders for the election of Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months subsequent to the later of the date of incorporation or the last annual meeting of stockholders.

     Section 2.     Special Meetings.

     Subject to the rights of the holders of any class or series of preferred stock of the Corporation, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of Directors which the Corporation would have if there were no vacancies on the Board of Directors (hereinafter the "Whole Board").

     Section 3.     Notice of Meetings.

     Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).

     When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

     Section 4.     Quorum.

     At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy (after giving effect to the provisions of Article FOURTH of the Corporation's Certificate of Incorporation), shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes is required, a majority of those represented by proxy (after giving effect to the provisions of Article FOURTH of the Corporation's Certificate of Incorporation) shall constitute a quorum entitled to take action with respect to that vote on that matter.

     If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

     If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present in person or by proxy constituting a quorum, then except as otherwise required by law, those present in person or by proxy at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

     Section 5.     Organization.

     Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

     Section 6.     Conduct of Business.

     (a) The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders, will vote at the meeting shall be announced at the meeting.

     (b) At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 6(b). For business to be properly brought before an annual meeting by a stockholder, the business must relate to a proper subject matter for stockholder action and the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the anniversary date of the mailing of proxy materials by the Corporation in connection with the immediately preceding annual meeting of stockholders of the Corporation provided, however, that in the event that less than one hundred (100) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder and (iv) any material interest of such stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 6(b). The Officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 6(b) and, if he should so determine, he shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

     At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

     (c) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 6(c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered or mailed to and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the anniversary date of the mailing of proxy materials by the Corporation in connection with the immediately preceding annual meeting of stockholders of the Corporation; provided, however, that in the event that less than one hundred (100) days' notice or prior disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (i) as to each person whom such stockholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (x) the name and address, as they appear on the Corporation's books, of such stockholder and (y) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the provisions of this Section 6(c). The Officer of the Corporation or other person presiding at the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he or she shall so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

     Section 7.     Proxies and Voting.

     At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting. Any facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph, may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

     All voting, including on the election of Directors but excepting where otherwise required by law or by the governing documents of the Corporation, may be made by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballot, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedures established for the meeting. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

     All elections of Directors shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast.

     Section 8.     Stock List.

     A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

     The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

     Section 9.     Consent of Stockholders in Lieu of Meeting.

     Subject to the rights of the holders of any class of series of preferred stock of the Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

                         ARTICLE II - BOARD OF DIRECTORS

         Section 1.  General Powers Number and Term of Office.

         The business and affairs of the Corporation shall be under the direction of its Board of Directors. The number of Directors who shall constitute the Whole Board shall be such number as the Board of Directors shall from time to time have designated except in the absence of such designation shall be five (5). The Board of Directors shall annually elect a Chairman of the Board from among its members who shall, when present, preside at its meetings.

         The Directors, other than those who may be elected by the holders of any class or series of Preferred Stock, shall be divided, with respect to the time for which they severally hold office, into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter, with each Director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each Director to hold office until his or her successor shall have been duly elected and qualified.

         Section 2.  Vacancies and Newly Created Directorships.

         Subject to the rights of the holders of any class or series of Preferred Stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum, and Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such Director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board shall shorten the term of any incumbent Director.

         Section 3.  Regular Meetings.

         Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all Directors. A notice of each regular meeting shall not be required.

         Section 4.  Special Meetings.

         Special meetings of the Board of Directors may be called by one-third (1/3) of the Directors then in office (rounded up to the nearest whole number), by the Chairman of the Board or the President and shall be held at such place, on such date, and at such time as they, or he or she, shall fix. Notice of the place, date, and time of each such special meeting shall be given each Director by whom it is not waived by mailing written notice not less than five (5) days before the meeting, by email or facsimile transmission of the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

         Section 5.  Quorum.

         At any meeting of the Board of Directors, a majority of the Whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

         Section 6.  Participation in Meetings By Conference Telephone.

         Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

         Section 7.  Conduct of Business.

         At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the Directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

         Section 8.  Powers.

         The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

         (1)     To declare dividends, from time to time in accordance with law;

         (2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

         (3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

         (4) To remove any Officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any Officer upon any other person for the time being;

         (5) To confer upon any Officer of the Corporation the power to appoint, remove and suspend subordinate Officers, employees and agents;

         (6) To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for Directors, Officers, employees and agents of the Corporation and its subsidiaries as it may determine;

         (7) To adopt from time to time such insurance, retirement, and other benefit plans for Directors, Officers, employees and agents of the Corporation and its subsidiaries as it may determine; and,

         (8) To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation's business and affairs.

         Section 9.  Compensation of Directors.

         Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as Directors, including, without limitation, their services as members of committees of the Board of Directors.

                            ARTICLE III - COMMITTEES

         Section 1.  Committees of the Board of Directors.

         The Board of Directors, by a vote of a majority of the Board of Directors, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for these committees and any others provided for herein, elect a Director or Directors to serve as the member or members, designating, if it desires, other Directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

         Section 2.  Conduct of Business.

         Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the members shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

         Section 3.  Nominating Committee.

         The Board of Directors may appoint a Nominating Committee of the Board, consisting of not less than three (3) members. The Nominating Committee shall have exclusive authority (a) to review any nominations for election to the Board of Directors made by a stockholder of the Corporation pursuant to Section 6(c)(ii) of Article I of these Bylaws in order to determine compliance with such Bylaw and (b) to recommend to the Whole Board nominees for election to the Board of Directors to replace those Directors whose terms expire at the annual meeting of stockholders next ensuing.

                              ARTICLE IV - OFFICERS

         Section 1.  Generally.

         (a) The Board of Directors, as soon as may be practicable after the annual meeting of stockholders, shall choose a Chairman of the Board, a Chief Executive Officer and President, one or more Vice Presidents, a Secretary and a Treasurer and from time to time may choose such other officers as it may deem proper. The Chairman of the Board shall be chosen from among the Directors. Any number of offices may be held by the same person.

         (b) The term of office of all Officers shall be until the next annual election of Officers and until their respective successors are chosen but any Officer may be removed from office at any time by the affirmative vote of a majority of the authorized number of Directors then constituting the Board of Directors.

         (c) All Officers chosen by the Board of Directors shall have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this ARTICLE IV. Such Officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

         Section 2.  Chairman of the Board of Directors.

         The Chairman of the Board shall, subject to the provisions of these Bylaws and to the direction of the Board of Directors, serve in general executive capacity and unless the Board has designated another person, when present, shall preside at all meetings of the stockholders of the Corporation. The Chairman of the Board shall perform all duties and have all powers which are commonly incident to the office of Chairman of the Board or which are delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized.

         Section 3.  President and Chief Executive Officer.

         The President and Chief Executive Officer (the "President") shall have general responsibility for the management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the offices of

President and Chief Executive Officer or which are delegated to him or her by the Board of Directors. Subject to the direction of the Board of Directors, the President shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision of all of the other Officers (other than the Chairman of the Board), employees and agents of the Corporation.

         Section 4.  Vice President.

         The Vice President or Vice Presidents shall perform the duties of the President in his absence or during his inability to act. In addition, the Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them by the Board of Directors, the Chairman of the Board or the President. A Vice President or Vice Presidents may be designated as Executive Vice President or Senior Vice President.

         Section 5.  Secretary.

         The Secretary or Assistant Secretary shall issue notices of meetings, shall keep their minutes, shall have charge of the seal and the corporate books, shall perform such other duties and exercise such other powers as are usually incident to such office and/or such other duties and powers as are properly assigned thereto by the Board of Directors, the Chairman of the Board or the President. Subject to the direction of the Board of Directors, the Secretary shall have the power to sign all stock certificates.

         Section 6.  Treasurer.

         The Treasurer shall be the Comptroller of the Corporation and shall have the responsibility for maintaining the financial records of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe. Subject to the direction of the Board of Directors, the Treasurer shall have the power to sign all stock certificates.

         Section 7.  Assistant Secretaries and Other Officers.

         The Board of Directors may appoint one or more Assistant Secretaries and such other Officers who shall have such powers and shall perform such duties as are provided in these Bylaws or as may be assigned to them by the Board of Directors, the Chairman of the Board or the President.

         Section 8.  Action with Respect to Securities of Other Corporations.

         Unless otherwise directed by the Board of Directors, the President or any Officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to, any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

                               ARTICLE V - STOCK

         Section 1.  Certificates of Stock.

         Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman of the Board or the President, and by the Secretary or an Assistant Secretary, or any Treasurer or Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.

         Section 2.  Transfers of Stock.

         Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

         Section 3.  Record Date.

         In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the next day preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment or rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

         A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 4.  Lost, Stolen or Destroyed Certificates.

         In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

         Section 5.  Regulations.

         The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                              ARTICLE VI - NOTICES

         Section 1.  Notices.

         Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, Director, Officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by facsimile transmission or email. Any such notice shall be addressed to such stockholder, Director, Officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails, by facsimile transmission or email, shall be the time of the giving of the notice.

         Section 2.  Waivers.

         A written waiver of any notice, signed by a stockholder, Director, Officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, Director, Officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

                           ARTICLE VII - MISCELLANEOUS

         Section 1.  Facsimile Signatures.

         In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

         Section 2.  Corporate Seal.

         The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or an assistant to the Treasurer.

         Section 3.  Reliance Upon Books, Reports and Records.

         Each Director, each member of any committee designated by the Board of Directors, and each Officer of the Corporation shall, in the performance of his or her duties, be fully protected

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in relying in good faith upon the books of account or other records of the
Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its Officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such Director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

         Section 4.  Fiscal Year.

         The fiscal year of the Corporation shall end on September 30 of every year.

         Section 5.  Time Periods.

         In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

                           ARTICLE VIII - AMENDMENTS

         The Board of Directors may amend, alter or repeal these Bylaws at any meeting of the Board, provided notice of the proposed change is given not less than two days prior to the meeting. The stockholders shall also have power to amend, alter or repeal these Bylaws at any meeting of stockholders provided notice of the proposed change is given in the notice of the meeting; provided, however, that, notwithstanding any other provisions of the Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the voting stock required by law, the Certificate of Incorporation, any Preferred Stock Designation or these Bylaws, the affirmative votes of the holders of at least eighty percent (80%) of the voting power of all the then-outstanding shares of the stock entitle to vote, voting together as a single class, shall be required to alter, amend or repeal any provisions of these Bylaws.

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